                            PRECISION PARTNERS, INC.,
                                   as Company,


                           THE GUARANTORS named herein

                                       and


                              THE BANK OF NEW YORK,
                                   as Trustee



                               up to $150,000,000


                     12% Senior Subordinated Notes due 2009


                              --------------------

                                    INDENTURE

                           Dated as of March 19, 1999

                              --------------------



--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

   TIA SECTION                                                 INDENTURE SECTION
   310(a)(1)..................................................   7.9; 7.10
      (a)(2)..................................................   7.10
      (a)(3)..................................................   N.A.
      (a)(4)..................................................   N.A.
      (b).....................................................   7.10
      (c).....................................................   N.A.
   311(a).....................................................   7.11
      (b).....................................................   7.11
   312(a).....................................................   N.A.
      (b).....................................................   13.3
      (c).....................................................   13.3
   313(a).....................................................   7.6
      (b)(1)..................................................   7.6
      (b)(2)..................................................   N.A.
      (c).....................................................   N.A.
      (d).....................................................   N.A.
   314(a).....................................................   4.2; 4.10; 13.2
      (a)(4)..................................................   4.9
      (b).....................................................   N.A.
      (c)(1)..................................................   N.A.
      (c)(2)..................................................   N.A.
      (c)(3)..................................................   N.A.
      (d).....................................................   N.A.
      (e).....................................................   N.A.
      (f).....................................................   4.10
   315(a).....................................................   N.A.
      (b).....................................................   N.A.
      (c).....................................................   N.A.
      (d).....................................................   N.A.
      (e).....................................................   N.A.
   316(a).....................................................   13.6
      (a)(1)(A)...............................................   6.5
      (a)(1)(B)...............................................   6.4
      (a)(2)..................................................   N.A.
      (b).....................................................   6.7
   317(a)(1)..................................................   6.9
      (a)(2)..................................................   6.9
      (b).....................................................   2.4
   318(a).....................................................   13.1

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                            PAGE

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions....................................................1
SECTION 1.2.    Other Definitions.............................................35
SECTION 1.3.    Incorporation by Reference of Trust
                Indenture Act.................................................36
SECTION 1.4.    Rules of Construction.........................................36

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1.    Form and Dating...............................................37
SECTION 2.2.    Execution and Authentication..................................38
SECTION 2.3.    Registrar and Paying Agent....................................39
SECTION 2.4.    Paying Agent To Hold Money in Trust...........................40
SECTION 2.5.    Securityholder Lists..........................................40
SECTION 2.6.    Transfer and Exchange.........................................41
SECTION 2.7.    Replacement Securities........................................44
SECTION 2.8.    Outstanding Securities........................................45
SECTION 2.9.    Temporary Securities..........................................46
SECTION 2.10.   Cancellation..................................................46
SECTION 2.11.   Defaulted Interest............................................46
SECTION 2.12.   CUSIP Numbers.................................................46
SECTION 2.13.   Restrictive Legends...........................................47
SECTION 2.14.   Special Transfer Provisions...................................49

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.1.    Optional Redemption...........................................52
SECTION 3.2.    Notices to Trustee............................................53
SECTION 3.3.    Selection of Securities To Be Redeemed........................54
SECTION 3.4.    Notice of Redemption..........................................54
SECTION 3.5.    Effect of Notice of Redemption................................55
SECTION 3.6.    Deposit of Redemption Price...................................55
SECTION 3.7.    Securities Redeemed in Part...................................56

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1.     Payment of Securities........................................56
SECTION 4.2.     Reports to Holders...........................................56
SECTION 4.3.     Limitation on Incurrence of Additional
                 Indebtedness.................................................57
SECTION 4.4.     Limitation on Restricted Payments............................58
SECTION 4.5.     Limitation on Dividend and Other Payment Restrictions Affecting
                 Subsidiaries.................................................62
SECTION 4.6.     Limitation on Asset Sales....................................64
SECTION 4.7.     Limitation on Transactions with Affiliates...................69
SECTION 4.8.     Change of Control............................................71
SECTION 4.9.     Compliance Certificate.......................................74
SECTION 4.10.    Further Instruments and Acts.................................75
SECTION 4.11.    Limitation on Liens..........................................75
SECTION 4.12.    Limitation on Preferred Stock of
                 Restricted Subsidiaries......................................76
SECTION 4.13.    Payment of Taxes and Other Claims............................76
SECTION 4.14.    Additional Subsidiary Guarantees.............................76
SECTION 4.15.    Prohibition on Incurrence of Senior Subordinated Debt........77
SECTION 4.16.    Conduct of Business..........................................77
SECTION 4.17.    Limitation on Designations of Unrestricted Subsidiaries......78
SECTION 4.18.    Maintenance of Office or Agency..............................79
SECTION 4.19.    Corporate Existence..........................................80

                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.1.     Merger, Consolidation and Sale of Assets.....................81
SECTION 5.2.     Successor Corporation Substituted............................83

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1.     Events of Default............................................83
SECTION 6.2.     Acceleration.................................................86
SECTION 6.3.     Other Remedies...............................................87
SECTION 6.4.     Waiver of Past Defaults......................................87
SECTION 6.5.     Control by Majority..........................................88
SECTION 6.6.     Limitation on Suits..........................................88
SECTION 6.7.     Rights of Holders To Receive Payment.........................89
SECTION 6.8.     Collection Suit by Trustee...................................89
SECTION 6.9.     Trustee May File Proofs of Claim.............................89
SECTION 6.10.    Priorities...................................................89
SECTION 6.11.    Undertaking for Costs........................................90
SECTION 6.12.    Waiver of Stay or Extension Laws.............................90

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1.     Duties of Trustee............................................91
SECTION 7.2.     Rights of Trustee............................................93
SECTION 7.3.     Individual Rights of Trustee.................................94
SECTION 7.4.     Trustee's Disclaimer.........................................94
SECTION 7.5.     Notice of Defaults...........................................94
SECTION 7.6.     Reports by Trustee to Holders................................95
SECTION 7.7.     Compensation and Indemnity...................................95
SECTION 7.8.     Replacement of Trustee.......................................97
SECTION 7.9.     Successor Trustee by Merger..................................98
SECTION 7.10.    Eligibility; Disqualification................................99
SECTION 7.11.    Preferential Collection of Claims Against Company............99

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.     Discharge of Liability on Securities;
                 Defeasance...................................................99
SECTION 8.2.     Conditions to Defeasance....................................101
SECTION 8.3.     Application of Trust Money..................................104
SECTION 8.4.     Repayment to Company........................................104
SECTION 8.5.     Indemnity for Government Obligations........................105
SECTION 8.6.     Reinstatement...............................................105

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1.     Without Consent of Holders..................................106
SECTION 9.2.     With Consent of Holders.....................................107
SECTION 9.3.     Compliance with Trust Indenture Act.........................108
SECTION 9.4.     Revocation and Effect of Consents and Waivers...............108
SECTION 9.5.     Notation on or Exchange of Securities.......................109
SECTION 9.6.     Trustee To Sign Amendments..................................109

                                   ARTICLE 10

                         SUBORDINATION OF THE SECURITIES

SECTION 10.1.    Agreement To Subordinate....................................109
SECTION 10.2.    Liquidation; Dissolution; Bankruptcy........................111
SECTION 10.3.    No Payment on Securities in Certain
                 Circumstances...............................................112
SECTION 10.4.    Payments May Be Paid Prior to
                 Dissolution.................................................114
SECTION 10.5.    When Securities Must Be Paid Over...........................115
SECTION 10.6.    Notices by the Company......................................115
SECTION 10.7.    Subrogation.................................................115
SECTION 10.8.    Relative Rights.............................................115
SECTION 10.9.    Subordination May Not Be Impaired by the
                 Company.....................................................116
SECTION 10.10.   Distribution of Notice to Representative....................116
SECTION 10.11.   Rights of Trustee and Paying Agent..........................117
SECTION 10.12.   Consent of Holders of Specified Senior
                 Debt........................................................117
SECTION 10.13.   Contractual Subordination...................................118

                                   ARTICLE 11

                                   GUARANTEES

SECTION 11.1.    Guarantees..................................................118
SECTION 11.2.    Limitation on Liability.....................................121

SECTION 11.3.    Successors and Assigns......................................121
SECTION 11.4.    No Waiver...................................................121
SECTION 11.5.    Modification................................................122
SECTION 11.6.    Release of Guarantor........................................122
SECTION 11.7.    Execution of Supplemental Indenture for
                 Future Guarantors...........................................122

                                   ARTICLE 12

                           SUBORDINATION OF GUARANTEES

SECTION 12.1.    Agreement To Subordinate....................................123
SECTION 12.2.    Liquidation; Dissolution; Bankruptcy........................124
SECTION 12.3.    No Payment on Securities in Certain
                 Circumstances...............................................125
SECTION 12.4.    Payments May Be Paid Prior to Dissolution...................127
SECTION 12.5.    When Securities Must Be Paid Over...........................128
SECTION 12.6.    Notices by a Guarantor......................................128
SECTION 12.7.    Subrogation.................................................128
SECTION 12.8.    Relative Rights.............................................129
SECTION 12.9.    Subordination May Not Be Impaired by the
                 Guarantor...................................................129
SECTION 12.10.   Distribution or Notice to
                 Representative..............................................130
SECTION 12.11.   Rights of Trustee and Paying Agent..........................130
SECTION 12.12.   Consent of Holders of Guarantor Senior
                 Debt........................................................131
SECTION 12.13.   Contractual Subordination...................................131

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.1.    Trust Indenture Act Controls................................131
SECTION 13.2.    Notices.....................................................131
SECTION 13.3     Communication by Holders with Other
                 Holders.....................................................133
SECTION 13.4.    Certificate and Opinion as to Conditions
                 Precedent...................................................133
SECTION 13.5.    Statements Required in Certificate or
                 Opinion.....................................................133
SECTION 13.6.    When Securities Disregarded.................................134

SECTION 13.7.    Rules by Trustee, Paying Agent and
                 Registrar...................................................134
SECTION 13.8.    Legal Holidays..............................................134
SECTION 13.9.    Governing Law...............................................134
SECTION 13.10.   No Recourse Against Others..................................135
SECTION 13.11.   Successors..................................................135
SECTION 13.12.   Multiple Originals..........................................135
SECTION 13.13.   Table of Contents; Headings.................................135
SECTION 13.14.   Severability Clause.........................................135

Signatures...................................................................136
Exhibit A - Form of Security.................................................A-1
Exhibit B - Form of Exchange Security........................................B-1
Exhibit C - Form of Certificate To Be Delivered in
            Connection with Transfers to Non-QIB
            Accredited Investors.............................................C-1
Exhibit D - Form of Certificate To Be Delivered in
            Connection with Transfers Pursuant to
            Regulation S.....................................................D-1
Exhibit E - Form of Guarantee................................................E-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                    INDENTURE dated as of March 19, 1999, among PRECISION PARTNERS, INC.,a Delaware corporation (the "Company"), the
Company's subsidiaries signatory hereto (each a "Guarantor") and THE BANK OF NEW YORK, a New Yorkbanking corporation, as trustee(the "Trustee").

                    Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Notes due 2009 (the"Securities"):

                                    ARTICLE 1

          DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.......DEFINITIONS.

          "1999 Acquisitions" means the acquisition on the Issue Date of all of the issued and outstanding capital stock of Certified and of certain assets and liabilities of General Automation, Inc. and Nationwide Precision
Products Corp..

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted
Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not such Indebtedness is incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

          "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of its liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date, and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts

 (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under such Guarantor's Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales will not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiar ies receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.1, (iii) any Restricted Payment made in accordance with Section 4.4, (iv) the sale, lease, conveyance, disposition or other transfer of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, (v) the creation or realization of any Permitted Lien, (vi) the sale of receivables or other assets pursuant to a receivables or asset securitization or similar program, (vii) any disposition the making of which is a Permitted Investment,
(viii) the sale of any Cash Equivalents owned by the Company or any of its Subsidiaries and (ix) any exchange of like property pursuant to Section 1031 of the Code.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each day that is not a Legal Holiday.

          "Capital Stock" means:

          (i)with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Carlisle" means Carlisle Enterprises L.P.

                  "Cash Equivalents" means:

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

          (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through
     (v) above.

          "Certified" means Certified Fabricators, Inc. and Calbrit Design, Inc.

          "Change of Control" means the occurrence of one or more of the following events:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

          (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

          (iii) any Person or Group, other than the Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract, or otherwise to elect or designate for election a majority of the Board of Directors (or any analogous governing body) of the Company; or

          (iv) following the consummation of an initial public offering of the Company, the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

          (i) Consolidated Net Income; and

          (ii) to the extent Consolidated Net Income has been reduced thereby:

               (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or taxes attributable to Asset Sales outside the ordinary course of business);

               (B) Consolidated Interest Expense;

               (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period;

               (D) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary but after the first day of the relevant Four Quarter Period as used in the definition of "Consolidated Fixed Charge Coverage Ratio";

               (E) the aggregate amount of any earn-out payments or bonuses paid to the selling stockholders of Mid State and Galaxy during the relevant Four Quarter Period;

               (F) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets but after the first day of the relevant Four Quarter Period as used in the definition of "Consolidated Fixed Charge Coverage Ratio"; and

               (G) monitoring fees paid by Holdings to SKM and Carlisle in an amount not to exceed $350,000 in the aggregate during the Four-Quarter Period;

all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four most recent full consecutive fiscal quarters (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repay ment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

          (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
     Act) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined on a basis consistent with Regulation S-X under the Exchange Act, which determination shall be made in good faith by a responsible financial or accounting officer of the Company and such pro forma calculations may include such pro forma adjustments for nonrecurring non-cash items that the Company considers reasonable and quantifiable in order to reflect the ongoing impact of any such transaction on the Company's results of operations.

          "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

          (i) Consolidated Interest Expense; plus

          (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

          (i) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding fees and expenses incurred in connection with the offer and sale of the Securities), including without limitation,
     (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

          (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto other than in the ordinary course of business;

          (b) after tax items classified as extraordinary or nonrecurring gains or losses;

          (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

          (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (except for restrictions existing pursuant to clause (9) of Section 4.5);

          (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

          (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing
Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

          "Credit Agreement" means the Credit Agreement dated as of the Issue Date by and among the Company, the guarantors named therein, the lenders named therein, Citibank, N.A., as administrative agent, Bank of America National Trust and Savings Association, as syndication agent, and Sun Trust Bank, Atlanta, as documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended
(including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.3 (including the definition of Permitted Indebtedness)) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior
Debt that, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof (except upon the occurrence of a Change of Control) on or prior to the final maturity date of the Securities.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Securities" means the 12% Senior Subordinated Notes due 2009 to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to the Initial Securities issued under this Indenture subsequent to the Issue Date pursuant to
Section 2.2, a registration agreement substantially identical to the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of the Company acting reasonably and in good faith and will be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

          "Four-Quarter Period" has the meaning set forth under the definition of "Consolidated Fixed Charge Coverage Ratio".

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Galaxy" means Galaxy Industries Corporation.

          "guarantee" means as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee will include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guarantee" means the guarantee of the Securities by each Guarantor, substantially in the form of Exhibit E.

          "Guarantor" means (i) each Subsidiary of the Company guaranteeing the Securities as of the Issue Date and (ii) each other Person that in the future executes a Guarantee pursuant to Section 4.14 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Senior Debt" means, with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of the Company or any Guarantor with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (y) all Interest Swap Obligations; and

          (z) all obligations under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (i) any Indebtedness of such Guarantor owing to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries;

          (ii) Indebtedness to, or guaranteed on behalf of, any stockholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor including, without limitation, amounts owed for compensation);

          (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (iv) Indebtedness represented by Disqualified Capital Stock;

          (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (vi) Indebtedness incurred in violation of Section 4.3;

          (vii) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (viii) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

               "Harvey" means Harvey Equity Partners, L.L.C.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

               "Holdings" means Precision Partners Holding Company or any successor or assign thereof that owns 100% of the Qualified Capital
Stock of the Company.

               "incur" has the meaning set forth under Section 4.3.

               "Indebtedness" means, with respect to any Person, without duplication:

               (i) all Obligations of such Person for borrowed money;

               (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (iii) all Capitalized Lease Obligations of such Person;

               (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all Obligations under any title retention agreement
    (but excluding trade or other accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (i) through
      (v) above and clause (viii) below;

               (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) that are secured by any Lien on any property or asset of such first Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

               (viii) all Obligations under currency agreements and all interest swap obligations of such Person; and

               (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

               For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified
Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital
Stock.

               "Indenture" means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

               "Independent Financial Advisor" means a firm (i) that does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

               "Initial Purchasers" means Salomon Smith Barney Inc. and NationsBanc Montgomery Securities LLC.

               "Initial Securities" means, collectively, (i) the 12% Senior Subordinated Notes due 2009 of the Company issued on the Issue Date and (ii) one or more series securities that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, in each case for so long as such securities constitute Restricted
Securities.

               "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and will include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

               "Investment" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of less than all of the Capital Stock of any Restricted
Subsidiary (the "Referent Subsidiary") such that, af ter giving effect to any such sale or disposition, the Referent Subsidiary shall ceaseto be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of the Referent
Subsidiary not sold or disposed of.

               "Issue Date" means March 19, 1999.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New
York.

               "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

               "LLC" means Precision Partners, L.L.C.

               "Mid State" means Mid State Machine Products.

               "Moody's" means Moody's Investors Service, Inc.

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

               (a) actual expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

               (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

               (c) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale;

               (d) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale;

               (e) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale; and

               (f) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

               "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

               "Note Pro Rata Share" means the amount of the applicable Net Proceeds Offer Amount obtained by multiplying the amount of such Net Proceeds Offer Amount by a fraction, (i) the numerator of which is the aggregate principal amount of Securities outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use the Net Proceeds Offer Amount to repay or make a Net Proceeds Offer or repay and (ii) the demoninator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Indebtedness outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Securities outstanding at the time of the applicable Net Proceeds
Offer with respect to which the Company is required to use the applicable Net Proceeds Offer Amount to offer to repay or make a Net Proceeds Offer or repay.

               "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, Chief Operating
Officer, the President, any Executive Vice President, any Vice
President (or any such other officer that performs similar duties), the Secretary, the Treasurer, the Assistant Secretary or the Assistant
Treasurer of the Company.

               "Officers' Certificate" means with respect to any Person a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, or any such other officer that performs similar duties.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Permitted Holders" means (i) SKM and (ii) any Person "controlled" (as defined in the definition of "Affiliate") by one or more Persons identified in clause (i) of this definition.

               "Permitted Indebtedness" means, without duplication, each of the following:

               (i) Indebtedness under the Securities, this Indenture and any Guarantees issued on the Issue Date, not to exceed an aggregate principal amount of $100 million;

               (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $50 million and (b) the sum of (x) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis plus (y) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis plus (z) $25 million;

               (iii) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any proceeds from Asset Sales used to repay such Indebtedness pursuant to Section 4.6;

               (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Guarantor and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relates;

               (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (vi) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (vii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Re stricted Subsidiary, in each case subject to no Lien; provided that if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date will be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

               (ix) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, performance or surety bonds entered into in the ordinary cause of business or similar requirements in the ordinary course of business;

               (x) Refinancing Indebtedness;

               (xi) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed $10.0 million at any one time outstanding;

               (xii) guarantees of the obligations of Restricted Subsidiaries;

               (xiii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries, incurred or assumed in connection with the disposition of any business, any Asset Sale or any disposition of the

          Capital Stock of a Restricted Subsidiary other than guarantees or similar credit support by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees will at no time exceed the gross proceeds actually received by the Company from the sale of such business, assets or Capital Stock;

               (xiv) reimbursement obligations relating to undrawn standby letters of credit (other than under the Credit Agreement) issued in the ordinary course of business;

               (xv) Indebtedness of Foreign Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million; and

               (xvi) additional Indebtedness of the Company and the Guarantors in an aggregate principal amount not to exceed $12.5 million at any one time outstanding (which amount may, but need not, be incurred under the Credit Agreement).

               "Permitted Investments" means:

               (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

               (ii) Investments in the Company or any Restricted Subsidiary by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinate to the Securities;

               (iii) Investments in cash and Cash Equivalents;

               (iv) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any time outstanding;

               (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

               (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

               (vii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.6;

               (viii) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

               (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

               (x) lease, utility and other similar deposits in the ordinary course of business;

               (xi) Investments paid for solely in Qualified Capital Stock of the Company;

               (xii) Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or such Restricted Subsidiary with respect to any secured Investment;

               (xiii) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business to purchase Capital Stock (or options therefor) of the Company in an amount not to exceed $1.5 million in the aggregate outstanding at any one time; and

               (xiv) additional Investments not to exceed $10.0 million at any one time outstanding.

               "Permitted Liens" means the following types of Liens:

               (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any Restricted Subsidiary will have set aside on its books such reserves as may be required pursuant to GAAP;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as will be required by GAAP will have been made in respect thereof;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

               (v) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or minor imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

               (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

               (vii) purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the lesser of the fair market value and the cost of such property or assets plus the aggregate amount of fees and expenses incurred in connection therewith and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness will be created within 90 days of such acquisition;

               (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Re stricted Subsidiaries, including rights of offset and set-off;

               (xi) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

               (xii) Liens securing Indebtedness under Currency Agreements;

               (xiii) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with Section 4.3; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

               (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (xv) Liens arising pursuant to Sale and Leaseback Transactions entered into in compliance with this Indenture;

               (xvi) Liens on the Capital Stock or other securities of an Unrestricted Subsidiary that secures indebtedness or other obligations of such Unrestricted Subsidiary;

               (xvii) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture, partnership or similar arrangement pursuant to any joint venture, partnership or similar agreement; and

               (xviii) Liens securing Indebtedness that otherwise may be incurred under this Indenture in an aggregate amount not to exceed $5 million.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Private Exchange Securities" has the meaning provided in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the securities in the form set forth in Section 2.13.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property and such purchase price or cost.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

                  "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebted ness in whole or in part. "Refinanced" and "Refinancing" will have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with
Section 4.3 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii),
(ix) and (xi) through (xvi) inclusive of the definition of Permitted Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness provided that the amount of any premium reasonably necessary to Refinance such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing shall not be deemed an increase in the aggregate principal amount of the Indebtedness to be Refinanced;

                  (2) create Indebtedness (A) the portion of which is scheduled to mature prior to the Securities with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) with a final maturity earlier than the final maturity of the Indebtedness being Refinanced or the Securities, whichever is later; provided that if such Indebtedness being Refinanced is Indebtedness of the Company or a Guarantor, then such Refinancing Indebtedness will be Indebtedness solely of the Company and/or Guarantors.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date by and among the Company, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including Capital Stock of a Person that becomes a Restricted

Subsidiary if such Person is engaged in businesses that comply with Section
4.16).

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt will at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge or familiarity with the particular subject.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee will be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                  "SEC" means the U.S. Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture the SEC is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange
Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

                  "Senior Debt" means:

                  (i) the principal of, premium, if any, and interest
         (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

                           (x) all monetary obligations of every nature of the
                  Company, under the Credit Agreement, including, without limitation, obligations to pay principal and interest reimbursement obligations under letters of credit, fees, expenses and indemnities;

                           (y)  all Interest Swap Obligations; and

                           (z) all obligations under Currency Agreements, in
                  each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Senior Debt" will not include:

                    (i) any Indebtedness of the Company to a Restricted Subsidiary or any Affiliate of the Company or any of such Affiliate's Subsidiaries;

                   (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary (including without limitation, amounts owed for compensation);

                  (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

                   (iv)    Indebtedness represented by Disqualified Capital
         Stock;

                   (v)    Indebtedness incurred in violation of Section 4.3; and

                   (vi) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary and senior in right of payment to the Securities.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Act.

                  "SKM" means Saunders Karp & Megrue, L.P.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances will at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "S&P" means Standard and Poor's Ratings Service.

                  "TIA" means the Trust Indenture Act of 1939
(15 U.S.C.77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.3.

                  "Transaction Date" has the meaning set forth under the definition of Consolidated Fixed Charge Coverage Ratio.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.17. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                      SECTION 1.2.......OTHER DEFINITIONS.

                TERM                                     DEFINED IN SECTION
                ----                                     ------------------
"Affiliate Transaction"                                  4.7
"Agent Members"                                          2.6
"Bankruptcy Law"                                         6.1
"Change of Control Offer"                                4.8
"Change of Control Payment Date"                         4.8
"Covenant Defeasance"                                    8.1
"Custodian"                                              6.1
"Default Notice"                                         10.3(a)
"Designation"                                            4.17
"Designation Amount"                                     4.17
"Event of Default"                                       6.1
"Global Securities"                                      2.1(b)
"Guaranteed Obligations"                                 11.1
"Guarantor Default Notice"                               12.3(a)
"Guarantor Non-payment Default"                          12.3(a)
"Guarantor Payment Blockage Period                       12.3(a)
"Guarantor Payment Default"                              12.3(a)
"Legal Defeasance"                                       8.1
"Net Proceeds Offer"                                     4.6
"Net Proceeds Offer Amount"                              4.6
"Net Proceeds Offer Payment Date"                        4.6
"Net Proceeds Offer Trigger Date"                        4.6
"Non-payment Default"                                    10.3(a)
"notice of acceleration"                                 6.2

"Other Indebtedness"                                     4.6
"Participants"                                           2.6
"Paying Agent"                                           2.3
"Payment Blockage Period"                                10.3(c)
"payment default"                                        6.1
"Payment Default"                                        10.3(a)
"Physical Securities"                                    2.1
"Qualified Equity Offering"                              3.1
"Reference Date"                                         4.4
"Registrar"                                              2.3
"Restricted Payment"                                     4.4
"Revocation"                                             4.17
"Securities Register"                                    2.3
"Surviving Entity"                                       6.1


               SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

               "indenture securities" means the Securities.

               "indenture security holder" means a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the Securities means the Company and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


               SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

               (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

               (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES


               SECTION 2.1. FORM AND DATING. (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. If required, the Securities may bear the appropriate legend regarding any original issue dis count for federal income tax purposes. Each Security shall have an executed Guarantee from each of the Guarantors.

               The terms and provisions contained in the Securities, annexed hereto as EXHIBITS A AND B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               (b) GLOBAL SECURITIES. The Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities ("Global Securities") in definitive, fully registered form without interest coupons, in substantially the form of EXHIBIT A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at the Trustee's principal corporate trust office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.13. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

               Securities issued in exchange for interests in Global Securities pursuant to Section 2.6 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "Physical Securities"). All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.


               SECTION 2.2. EXECUTION AND AUTHENTICATION. An Officer of the Company shall sign the Securities and an Officer of each Guarantor shall sign such Guarantor's Guarantee, in each case by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery (i) Initial Securities for original issue in an aggregate principal amount of $150,000,000, $100,000,000 of which is being issued on the Issue Date and (ii) Exchange Securities and Private Exchange Securities, as the case may be, from time to time for issue only in exchange for a like principal amount of Initial
Securities, in each case, upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.7. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities, upon the consent of the Company to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.


               SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar, acting on behalf of and as agent for the Company, shall keep a register (the "Securities Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents.

               The term "Paying Agent" includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any
Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent.
The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying
Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

               The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.


               SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying
Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.


               SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders; PROVIDED that as long as the Trustee is the Registrar, no such list need be furnished.


                  SECTION 2.6. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Securities Register the transfer as requested, and thereupon one or more new Securities in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Security will be returned to the Company. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities and each of the Guarantors shall execute a Guarantee thereon at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  With respect to Global Securities:

                  (1) Each Global Security authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Security or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section 2.13 and (iv) constitute a single Security for all purposes of this Indenture.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

                  (2) Transfers of a Global Security shall be limited to transfers in whole but not in part to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.14. In addition, a Global Security is exchangeable for certificated Securities if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and fails to appoint a successor depository within 90 days or (y) if at any time the Depository ceases to be a clearing agency registered under the Exchange Act,(ii) the Company, at its option executes and delivers to the Trus-tee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security. Any Global Security that is exchangeable for certificated Securities pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Securities in authorized denominations, without legends applicable to a Global Security, and registered in such names as the Depository holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Securities, (i) certificated Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Securities will be payable, and the transfer of the certificated Securities will be registrable, at the office or agency of the Company maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Securities, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

                  (3) Securities issued in exchange for a Global Security or any portion thereof shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

                  (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 2.6,
         Section 2.7, 2.9, 2.14 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof. Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

                  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.


                  SECTION 2.7. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Trustee or Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security and the Guarantors shall execute a Guarantee thereof if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trus-tee and the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company, the Guarantors and the Trustee to protect the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security issued pursuant to the terms of this Section shall constitute an additional obligation of the Company and the Guarantors under this Indenture.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


                  SECTION 2.8. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 13.6, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Securities (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

                  SECTION 2.9. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary securities.

                  SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to the Company. The Trustee shall from time to time provide the Company a list of all Securities that have been canceled as requested by the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section 4.1. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 2.13. RESTRICTIVE LEGENDS. Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

                  THIS NOTE (AND ANY GUARANTEE THEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THIS SECURITY (NOR ANY GUARANTEE THEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144a UNDER THE SECURITIES ACT ("RULE 144a"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144a PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFI-

CATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PRIORITY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Each Global Security shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR securities IN DEFINITIVE FORM, THIS security MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INAS-

MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

                  SECTION 2.14. SPECIAL TRANSFER PROVISIONS. (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Non-U.S. Person:

                    (i) the Registrar shall register the transfer of any Security constituting a Restricted Security whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or
         (y)in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

                   (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) if the transfer includes a transfer of outstanding Physical Securities the Company shall execute, the Guarantors shall execute the Guarantees in respect of, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                    (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                   (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section
2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  (e) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear a legend in substantially the form set forth in Section 2.13 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.1 OPTIONAL REDEMPTION.

                  (a) Except as set forth in the following paragraph, the Securities are not redeemable before March 15, 2004. Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15th of the year set forth below:

                 YEAR                                                            PERCENTAGE
                 ----                                                            ----------
                 2004 ...................................................         106.000%
                 2005 ...................................................         104.000%
                 2006 ...................................................         102.000%
                 2007 and thereafter ....................................         100.000%

                  In addition, the Company must pay accrued and unpaid interest on the Securities redeemed.

                  (b) At any time, or from time to time, on or prior to March 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the Securities originally issued at a redemption price equal to 112.000% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that:

                  (1) at least 65% of the principal amount of Securities originally issued remains outstanding immediately after any such redemption; and

                  (2) the Company makes such redemption not more than 180 days after the consummation of any such Qualified Equity Offering.

                  As used in the preceding paragraph, "Qualified Equity Offering" means a primary offering of Qualified Capital Stock, or rights, warrants or options to acquire Qualified Capital Stock, of the Company, Holdings or LLC in the United States of at least $25 million to Persons who are not Affiliates of the Company or Holdings; PROVIDED that, in the case of any such offering of Qualified Capital Stock of Holdings or LLC, all the net proceeds thereof necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Securities to be redeemed pursuant to the preceding paragraph are contributed to the Company.

                  SECTION 3.2. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to Section 3.1, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the provisions herein.

                  SECTION 3.3. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed either (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or (ii) if the Securities are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. In the event the Company is required to make an offer to repurchase Securities pursuant to Sections 4.6 or 4.8 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event will exceed $1,000.

                  SECTION 3.4. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to the registered address appearing in the Security Register of each Holder of Securities to be redeemed. The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.5. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.6. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.7. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Security, without service charge, a new Global Security in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.1. PAYMENT OF SECURITIES. The Company will promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest will be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company will pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Securities, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.2. REPORTS TO HOLDERS. The Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to

Section 13 or 15(d) of the Exchange Act. Furthermore, notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee and Holders with copies of such annual and quarterly reports and such information, documents and other reports specified in
Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable form information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.3. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Restricted Subsidiaries that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such date of incurrence is on or prior to March 15, 2002 and 2.25 to 1 thereafter.

                   For purposes of determining compliance with this Section 4.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the prior sentence, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.3 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories of Permitted Indebtedness (or divided and classified in more than one of such categories of Permitted Indebtedness) or pursuant to the prior sentence. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.3.

                  SECTION 4.4. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock;

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; or

                  (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                           (i) a Default or an Event of Default shall have
                  occurred and be continuing; or

                           (ii) the Company is not able to incur at least $1.00
                  of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3; or

                          (iii) the aggregate amount of Restricted Payments
                  (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purpose, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                                    (A) 50% of the cumulative Consolidated Net
                           Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter commencing prior to the Issue Date and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                                    (B) 100% of the aggregate net cash proceeds
                           and the fair market value of property other than cash (as determined in good faith by the Company) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or of other Indebtedness or securities converted to or exchanged for Qualified Capital Stock of the Company; plus

                                    (C) without duplication of any amounts
                           included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any contribution to the equity capital of the Company (other than the Disqualified Capital Stock) received by the Company (excluding, in the case of clauses (iii)(B) and (C), any net proceeds from a Qualified Equity Offering to the extent used to redeem the Securities); plus

                                    (D) an amount equal to the lesser of:

                                             (a) the sum of the fair market
                                     value of the Capital Stock of an
                                     Unrestricted Subsidiary owned by the
                                     Company and/or a

                                     Restricted Subsidiary and the aggregate
                                     amount of all Indebtedness of such
                                     Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.17; and

                                             (b) the Designation Amount with
                                     respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.17; plus

                                    (E) in the case of the disposition or
                           repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, less, in either case, the cost of the disposition of such Investment and net of taxes.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend if the dividend or distribution would have been permitted on the date of declaration;

                  (2) any dividend or distribution in respect of or the repurchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company, either (i) solely by conversion into or in exchange for shares of Qualified Capital Stock of the Company or
         (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                  (3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or options therefor) of the Company from current or former officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $1.0 million in any year (with unused amounts in any calendar year being carried over to succeeding calendar years, but not to exceed $1.5 million in any one year);

                  (4) payments pursuant to any tax sharing arrangement between the Company or any of the Restricted Subsidiaries and any other Person with which the Company or such Restricted Subsidiary files a consolidated tax return or with which the Company or such Restricted Subsidiary is part of a consolidated group for tax purposes not to exceed the amount the Company would be required to pay on a stand-alone basis;

                  (5) the purchase or redemption of Securities following a Change of Control after the Company shall have complied with the provisions under Section 4.8, including payment of the purchase price pursuant to a Change of Control Offer;

                  (6) the payment to Holdings of up to $800,000 in the aggregate in any fiscal year for Holdings to pay annual monitoring fees to SKM and Carlisle;

                  (7) the payment of consulting and advisory fees to Harvey in connection with the 1999 Acquisitions or any future acquisition and related expenses;

                  (8) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued in accordance with Section 4.3; and

                  (9) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $5 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and
(2)(ii) will be included in such calculation.

                  SECTION 4.5. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

                  (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary;

                  except for such encumbrances or restrictions existing under or by reasons of:

                           (1) applicable law;

                           (2) this Indenture, the Securities or the Guarantees;

                           (3) customary non-assignment provisions of any
                  contract or any lease governing a leasehold interest of any Restricted Subsidiary;

                           (4) any instrument governing Acquired Indebtedness,
                  which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                           (5) the Credit Agreement;

                           (6) agreements existing on the Issue Date to the
                  extent and in the manner such agreements are in effect on the Issue Date;

                           (7) any other agreement entered into after the Issue
                  Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

                           (8) agreements governing Permitted Indebtedness;

                           (9) customary bank credit agreements Incurred
                  pursuant to clause (xv) of the definition of Permitted Indebtedness;

                           (10) customary restrictions on the transfer of any
                  property or assets arising under a security agreement governing a Lien permitted under this Indenture;

                           (11) customary restrictions with respect to a
                  Restricted Subsidiary pursuant to an agreement that has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

                           (12) purchase money obligations for property acquired
                  in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

                           (13) secured Indebtedness otherwise permitted to be
                  incurred pursuant to Section 4.3 and Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                           (14) restrictions on cash or other deposits or net
                  worth imposed by customers under contracts entered into in the ordinary course of business; and

                           (15) any agreement governing Refinancing Indebtedness
                  incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
                  (4), (5), (6), (8) or (13) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (6), (8) or (13) above.

                  SECTION 4.6. LIMITATION ON ASSET SALES. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

                    (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company);

                   (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents or Replacement Assets and is received at the time of such disposition (provided that the amount of (x) any Indebtedness of the Company or any Guarantor that is actually assumed by the transferee in such Asset Sale and from which the Company and the Guarantors are fully and unconditionally released, (y) Indebtedness of a Restricted Subsidiary that is no longer such as a result of such Asset Sale (to the extent the Company and each other Restricted Subsidiary us released from any guarantee thereof) and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash shall each be deemed to be cash for purposes of clause (i) above); and

                  (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

                           (A) to prepay any Senior Debt or Guarantor Senior
                  Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

                           (B) to acquire Replacement Assets; or

                           (C) a combination of prepayment and investment
                  permitted by the foregoing clauses (iii)(A) and (iii) (B).

                  On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, all outstanding Securities up to a maximum principal amount of Securities equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of Securities, plus accrued and unpaid interest (including additional interest, if any) thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this
Section 4.6.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

                  In the event that any other Indebtedness of the Company that ranks equally to in right of payment with the Securities requires that such Indebtedness be repaid or repurchased upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Net Proceeds Offer Amount otherwise required to be used to repay or repurchase such Other Indebtedness and to make a Net Proceeds Offer so long as the amount of such Net Proceeds Offer Amount available to be applied to purchase the Securities is not less than the Note Pro Rata Share. With respect to any Net Proceeds Offer Amount, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous repayment or repurchase is made under any Other Indebtedness and the date of purchase in respect thereof shall be the same under this Indenture as the repayment or purchase of any Other Indebtedness.

                  With respect to any Net Proceeds Offer effected pursuant to this covenant, to the extent that the principal amount of the Securities tendered pursuant to such Net Proceeds Offer exceeds the Note Pro Rata Share to be applied to the purchase thereof, such Securities will be purchased PRO RATA based on the principal amount of such Securities tendered by each holder.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation will be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.6 and shall comply with the provisions of this Section 4.6 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this
Section 4.6.

                  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and will comply with the procedures set forth below. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer will remain open for a period of 20 Business Days or such longer period as may be required by law. If not fully subscribed, the Company may retain and use the remaining Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

                  The notice, that will govern the terms of the Net Proceeds Offer, will include such disclosures as are required by law and shall state:

                  (i) that the Net Proceeds Offer is being made pursuant to this
         Section 4.6;

                  (ii) the purchase price (including the amount of accrued interest, if any) to be paid for Securities purchased pursuant to the Net Proceeds Offer and the purchase date;

                  (iii) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (v) that Holders accepting the offer to have their Securities purchased pursuant to the Net Proceeds Offer will be required to surrender their Securities to the Pay-ing Agent at the address specified in the notice prior to the close of business on the purchase date;

                  (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the second Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; PROVIDED that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                 (viii) any other procedures that a Holder must follow to accept an Net Proceeds Offer or effect withdrawal of such acceptance; and

                   (ix) the name and address of the Paying Agent.

                  On the purchase date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer in accordance with this Section 4.6, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased in accordance with this Section 4.6 and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to and accepted for payment by the Company.

                  For purposes of this Section 4.6, the Trustee will act as the Paying Agent. The Paying Agent will promptly (but in any case no later than 10 calendar days after the Net Proceeds Payment Date) mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holders, a new Note equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the Holders of Securities on or as soon as practicable.

                   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

                  SECTION 4.7.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted

Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in clause (a) shall not apply to:

                    (i) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors of the Company (or a committee comprised of disinterested directors);

                   (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management, including, without limitation, any issuance or grant of stock options, bonuses or similar rights to such employees, officers and directors;

                  (iii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by this Indenture;

                  (iv) Restricted Payments permitted to be made pursuant to
         Section 4.4;

                  (v) the payment to Holdings of up to $800,000 in the aggregate in any fiscal year for Holdings to pay annual monitoring fees to SKM and Carlisle;

                  (vi) the payment of consulting and advisory fees to Harvey in connection with the 1999 Acquisitions or any future acquisition and related expenses;

                  (vii) payments to the selling stockholders of Mid State, Galaxy and Certified pursuant to the relevant acquisition agreements or documents delivered in connection therewith (whether in cash or in the form of bonus compensation, a note or other security);

                  (viii) Permitted Investments;

                   (ix) in connection with a public offering of Common Stock of the Company, Holdings or any Restricted Subsidiary, loans or advances, having a maturity of one year or less after the date first made, to employees to finance the purchase by such employees of such Common Stock;

                    (x) the issuance or sale of any Qualified Capital Stock of the Company or of any Guarantor; and

                   (xi) the payment of all fees and expenses related to the 1999 Acquisitions, the Credit Agreement and the offering of the Securities on the Issue Date (whether paid at or subsequent to the closing of such transactions).

                  SECTION 4.8.  CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase.

                  (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will be required to use its reasonable efforts to:

                    (i) repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

                   (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided below.

                  The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below.

                  (c) Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Such notice shall state:

                    (i) that the Change of Control Offer is being made pursuant to this Section 4.8 and that all Securities tendered and not withdrawn shall be accepted for payment;

                   (ii) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

                  (iii) that any Security not tendered shall continue to accrue interest;

                   (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (v) that Holders electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

                   (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that Holders whose Securities are purchased only in part shall be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; PROVIDED, HOWEVER, that each Security purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (viii) the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officers' Certificate stating that such Securities or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the

Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of certificated Securities, mail to each Holder of Securities the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Securities or, in the case of Definitive Notes, mail to each Holder new certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Securities surrendered, if any, provided that each new certificated Securities.

                  (d) The Company's obligation to make a Change of Control Offer may be discharged if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer to be made by the Company and such third party purchases all Securities properly tendered under such Change of Control Offer.

                  (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of this Indenture by virtue thereof.

                  SECTION 4.9. COMPLIANCE CERTIFICATE. The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11 LIMITATION ON LIENS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                    (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                   (ii) in all other cases, the Securities are equally and ratably secured with the obligations so secured until such obligations are no longer secured by a Lien, except for:

                           (A) Liens existing as of the Issue Date to the extent
                  and in the manner such Liens are in effect on the Issue Date;

                           (B) Liens securing Senior Debt, Guarantor Senior Debt
                  or Indebtedness of a Restricted Subsidiary that is not a Guarantor that is permitted to be incurred under this Indenture;

                           (C) Liens securing the Securities and any Guarantees;

                           (D) Liens in favor of the Company or a Restricted
                  Subsidiary;

                           (E) Liens securing Refinancing Indebtedness incurred
                  to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced (other than improvements, additions or accessions thereto); and

                           (F) Permitted Liens.

                  SECTION 4.12 LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

                  SECTION 4.13 PAYMENT OF TAXES AND OTHER CLAIMS. The
Company will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

                  SECTION 4.14 ADDITIONAL SUBSIDIARY GUARANTEES. If the
Company or any Restricted Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property with a book value in excess of $500,000 to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

                   (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture; and

                  (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                  The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under a Guarantee is entitled to a contribution from each other Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor.

                  SECTION 4.15 PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

                  SECTION 4.16. CONDUCT OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any businesses which are not either: (i) the same, similar or related to the businesses in which the Company or any of the

Restricted Subsidiaries are engaged on the Issue Date, (ii) businesses acquired through an acquisition after the Issue Date which are not material to the Company and the Restricted Subsidiaries, taken as a whole, or (iii) Permitted Investments.

                  SECTION 4.17 LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company that owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) the Subsidiary to be so designated has total assets of $1,000 or less or

                  (ii) such Subsidiary has total assets greater than $1,000 and

                           (a) no Default shall have occurred and be continuing
                  after giving effect to such Designation; and

                           (b) the Company would be permitted under this
                  Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) the fair market value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (ii) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

                           (c) after giving effect to such designation, the
                  Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
                  Section 4.3 at the time of Designation (assuming the effectiveness of such Designation).

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.4 for all purposes of this Indenture. The Company will not, and will not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.4.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (a) no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

                  (b) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by an Officers' Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                  SECTION 4.18 MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's principal corporate trust office in New York City as set forth in Section 13.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Trustee's principal corporate trust office in New York City as set forth in Section 13.2 as an agency of the Company in accordance with Section 2.3.

                  SECTION 4.19 CORPORATE EXISTENCE. Subject to Article 5 and
Section 4.6, the Company will do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

                  SECTION 5.1. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, and will not cause or permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.6) to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (i) either:

                           (1) the Company or such Guarantor shall be the
                  surviving or continuing corporation; or

                           (2) the Person (if other than the Company or such
                  Guarantor) formed by such consolidation or into which the Company or such Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                                    (x) shall be a corporation organized and
                           validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                                    (y) shall expressly assume, by supplemental
                           indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, the Guarantee, if applicable, this Indenture and, if then effect, the Registration Rights Agreement on the part of the Company or such Guarantor to be performed or observed.

                   (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction) on a pro forma basis, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.3; PROVIDED that a Guarantor may merge into the Company or another Guarantor without complying with this clause (ii);

                  (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                   (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation, combination or merger of the Company or a Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the this Article V, in which the Company or such Guarantor is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Securities and the Guarantees with the same effect as if such Surviving Entity had been named as such and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Securities or in respect of its Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Securities, this Indenture and its Guarantee, if applicable.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.1. EVENTS OF DEFAULT. An "Event of Default" occurs upon:

                    (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 of this Indenture);

                   (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Of-

         fer) (whether or not such payment shall be prohibited by Article 10 or
         Article 12 of this Indenture);

                  (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                   (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after notice and the lapse of any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $7.5 million;

                    (v) one or more judgments in an aggregate amount in excess of $7.5 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                   (vi) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary;

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary of the Company;

         (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days; and

                 (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors that is a Significant Subsidiary denies its liability under its

         Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, Trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  The Company will provide an Officers' Certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (PROVIDED that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

                  SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(vi) or (vii)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in Section 6.1(vi) or (vii) occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Securities may rescind and cancel such declaration and its consequences:

                  (i) if the rescission would not conflict with any judgment or decree;

                  (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                   (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                    (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy.
All available remedies are, to the extent permitted by law, cumulative.

                  SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except for (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under
Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Securityholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. LIMITATION ON SUITS. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the

         Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

                  FIRST:  to the Trustee for amounts due under Section 7.7;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal (including any premium) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium) and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.1.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section and to the provisions of the TIA.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall have no responsibility to examine or review and shall have no liability for the contents of any documents submitted to or delivered to any Holder of Securities by the Company in the nature of a solicitation or an official statement or offering circular, whether preliminary or final.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. RIGHTS OF TRUSTEE. Subject to Section 7.1,

                  (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any reasonable action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
         Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default of Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee with due care.

                  SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a responsible Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known by a Responsible Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Prior to delivery to the Holders, the Trustee shall deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; PROVIDED that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses and taxes, other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company will be entitled to participate therein and may assume the defense thereof, including the employment of counsel reasonably acceptable to such Trustee and payment of all fees and expenses relating to the assumption of the defense by the Company. A Trustee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Trustee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel on a timely basis or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Trustee and the Company and such shall have reasonably concluded, based on the advice of its counsel, that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Trustee. The Trustee may have separate counsel at its own expense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(vi) or (vii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time upon 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  Subject to the TIA, the Trustee is permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, PROVIDED that such corporation shall be eligible under this Article 7 and TIA Section 310(a).

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(B); PROVidED, HOWever, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

                  (a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

                  (1) either:

                      (i) all the Securities theretofore authenticated and
                  delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Securities not theretofore delivered to the
                  Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate from the Company that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("Legal Defeasance") or (ii) its obligations under Sections 4.2 through 4.8 and 4.11 through 4.17 and the operation of Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(vi) and 6.1(vii) (but only with respect to a Significant Subsidiary), 6.1(viii) and 5.1 ("Covenant Defeasance"). The Company may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

                  Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for:

                    (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due;

                   (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments;

                  (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

                   (iv) the Legal Defeasance provisions of this Indenture.

                  If the Company exercises Covenant Defeasance, a failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities. In the event of Covenant Defeasance, those events described under Section 6.1 (except those events described in Section 6.1(i), (ii), (iv),(vi) and (vii)) will no longer constitute an Event of Default with respect to the Securities. If the Company exercises Legal Defeasance or Covenant Defeasance, each Guarantor will be released from all of its obligations under Article 11.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.3, 8.4, 8.5 and 8.6
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. CONDITIONS TO DEFEASANCE. The Company may exercise Legal Defeasance or Covenant Defeasance only if:

                  (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in U.S.

         dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (through the payment of principal and interest), to pay the principal of, premium, if any, and interest on the Securities on the stated date of payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                           (A) the trust funds will not be subject to any rights
                  of holders of Senior Debt, including, without limitation, those arising under this Indenture; and

                           (B) after the 91st day following the deposit, the
                  trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (9) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

                  (10) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                  (11) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit; and

                  (12) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clauses (2)(B) and (3) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.3. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Company acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.4. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall notify the Company of any excess money or Securities held by them at any time and shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.5. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; PROVIDED that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

                  SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)      to comply with Article 5 of this Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4)      to add Guarantees with respect to the Securities;

                  (5) to release Guarantors when permitted by this Indenture;

                  (6)      to secure the Securities;

                  (7) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (8) to make any change that does not adversely affect the rights of any Securityholder; or

                  (9) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

                  SECTION 9.2. WITH CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Securities payable in money other than that stated in the Securities;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Securities on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Securities to waive Defaults or Events of Default;

                  (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders; or

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.5. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.

                  Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of Article 9 of this Indenture.

                                   ARTICLE 10

                         SUBORDINATION OF THE SECURITIES

                  SECTION 10.1. AGREEMENT TO SUBORDINATE. Notwithstanding any other provision to the contrary in this Indenture, the Company covenants and agrees, and each Holder by accepting a Security covenants and agrees, that the payment of all Obligations under or in connection with the Indebtedness now or hereafter evidenced by the Securities is subordinate in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company under the Credit Agreement. The subordination provisions set forth in this Article are for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

                  Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 20 days before the expiration of the time to file such claim or claims, then the Representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; PROVIDED, HOWEVER, that any such claim filed by the Representative shall be superseded by the claim, if any, subsequently filed by the Trustee.

                  Each Holder by accepting a Security acknowledges and agrees that the subordination provision set forth in this Article are, and are intended to be, an inducement and consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and such holder is made an obli-gee hereunder and may enforce directly such subordination provisions.

                  SECTION 10.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up reorganization, assignment for the benefit or creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company of its properties, whether voluntary or involuntary:

                  (a) all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment is duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities or for the acquisition of any of the Securities for cash or property or otherwise; and

                  (b) until the Senior Debt of the Company is paid in full in cash any payment or distribution to which Holders would be entitled but for this Article shall be made to holders of such Senior Debt, as their interests may appear.

                  Upon any prepayment, payment or distribution referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Debt, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Senior Debt of the Company) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Senior Debt, to participate in any payment or distribution pursuant to this Section, the Trustee may requires such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                  The consolidation or merger of the Company with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets to any Person, upon the terms and conditions set forth in Article 5, shall not be deemed to be liquidation, dissolution or reorganization or similar proceeding relating to the Company for purposes of this Section if the Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, comply with the conditions set forth in Article 5.

                  If a payment or distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Debt of the Company and pay it over to them as their interests may appear.

                  SECTION 10.3. NO PAYMENT ON SECURITIES IN CERTAIN
CIRCUMSTANCES.

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), no payment of any kind of character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any event of default other than a Payment Default (a "Non-payment Default") occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Non-payment Default to the Trustee (a "Default Notice"), then, unless and until all Non-payment Defaults have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Payment Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. For all purposes of this Section 10.3(a), in no event will a Payment Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No Non-payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period, that in either case, would give rise to a Non-payment Default pursuant to any provisions under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.3(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment to any kind or character with respect to the Obligations on the Securities.

                  SECTION 10.4. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article 10 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purposes of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.2(a) or in Section
10.6 (PROVIDED that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.2(a) and Section 10.3). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                  SECTION 10.5. WHEN SECURITIES MUST BE PAID OVER. In the event that any payment on the Securities is made to the Trustee or the Holders that, because of this Article, should not have been so made or may not be paid over to the Holders, such payment shall be held by the Trustee or the Holders who receive such payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Senior Debt of the Company remaining unpaid or their Representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Senior Debt in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  SECTION 10.6. NOTICES BY THE COMPANY. The Company shall promptly notify the Trustee, each Paying Agent and the Representative of any facts known to the Company that would cause a payment on the Securities to violate this Article, but failure to give such notice shall not affect the subordination provided in this Article of the Securities to Senior Debt. Without limiting the foregoing, if payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Representative of the acceleration.

                  SECTION 10.7. SUBROGATION. After all Senior Debt is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and the Holders, payment by the Company on Senior Debt.

                  SECTION 10.8. RELATIVE RIGHTS. This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                  (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on the Securities in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the Company other than holders of Senior Debt; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive prepayment, payments and distributions otherwise payable to Holders.

                  If the Company fails because of this Article to pay the principal of, premium (if any) or interest on a Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

                  SECTION 10.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY. No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by (a) any act or failure to act by the Company or by its failure to comply with this Indenture, (b) any release of any collateral or any guarantor or any Person of the Company's obligations under the Senior Debt, (c) any amendment, supplement, extension, renewal, restatement or other modification of the Senior Debt, (d) any settlement or compromise of any Senior Debt, (e) the unenforceability of any of the Senior Debt or (f) the failure of any holder of Senior Debt to pursue claims against the Company. The terms of the subordination provisions contained in this Article 10 will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to and in accordance with the provisions described in Article 8.

                  SECTION 10.10. DISTRIBUTION OF NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT. The Trustee or any Paying Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article. Only the Company, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Senior Debt that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Debt for payments made to Holders by the Company or any Paying Agent unless cash payments are made at the direction of the Trustee after receipt of such notice referred to above.

                  Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION 10.12. CONSENT OF HOLDERS OF SENIOR DEBT. The provisions of this Article (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Senior Debt of the Company, and no such amendment, waiver or modification shall become effective, unless the hold-ers of such Senior Debt shall have consented in writing (in accordance with the provisions of the agreement governing such Senior Debt) to such amendment, waiver or modification.

                  SECTION 10.13. CONTRACTUAL SUBORDINATION. This Article 10 represents a bona fide agreement of contractual subordination pursuant to
Section 510(b) of the United States Bankruptcy Code.

                                   ARTICLE 11

                                   GUARANTEES

                  SECTION 11.1. GUARANTEES. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Secu-rities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Each Guarantee is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Guarantor Senior Debt giving such Guarantee and each Guarantee is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.2, 11.2 and 11.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.2. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

                  SECTION 11.3. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.4. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.5. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.6. RELEASE OF GUARANTOR. A Guarantor may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Guarantee upon the sale of all of its Capital Stock, or all or substantially all of the assets of the applicable Guarantor, to any Person that is not a Subsidiary of the Company, if such sale is made in compliance with this Indenture.

                  SECTION 11.7. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.14 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE 12

                           SUBORDINATION OF GUARANTEES

                  SECTION 12.1. AGREEMENT TO SUBORDINATE. Notwithstanding any other provision to the contrary in this Indenture, each Guarantor covenants and agrees, and each Holder by accepting a Security covenants and agrees, that all payments by such Guarantor in respect of its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Guarantor Senior Debt, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company and such Guarantor under the Credit Agreement. The subordination provisions set forth in this Article are for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

                  Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Debt as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such proposes, including, in the event of any voluntary or involuntary liquidation or dissolution of a Guarantor, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to a Guarantor or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a property claim or proof to debt in the form required in such proceeding prior to 20 days before the expiration of the time to exile such claim or claims, then the Representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; PROVIDED, HOWEVER, that any such claim filed by such Representative shall be superseded by the claim, if any, subsequently filed by the Trustee.

                  Each Holder by accepting a Security acknowledges and agrees that the subordination provisions set forth in this Ar-ticle are, and are intended to be, an inducement and consideration to each holder of Guarantor Senior Debt, whether such Guarantor Senior Debt was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt, and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

                  SECTION 12.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any payment or distribution of the assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company of its properties, whether voluntary or involuntary:

                  (a) all Obligations due upon all Guarantor Senior Debt shall first be paid in cash or Cash Equivalents, or such payment is duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities or for the acquisitions of any of the Securities for cash or property or allowances; and

                  (b) until the Guarantor Senior Debt of such Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article shall be made to holders of Guarantor Senior Debt, as their interests may appear.

                  Upon any payment or distribution referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt, the amount thereof or payable thereon and all other facts per-tinent thereto or to this Article, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Guarantor Senior Debt) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Guarantor Senior Debt, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Guarantor Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to the other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                  The consolidation or merger of a Guarantor with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Guarantor's assets to any Person, in compliance with the terms and conditions set forth in Article 5, shall not be deemed to be a liquidation, dissolution or reorganization or similar proceeding relating to such Guarantor for purposes of this Section.

                  SECTION 12.3. NO PAYMENT ON SECURITIES IN CERTAIN
CIRCUMSTANCES.

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (a "Guarantor Payment Default"), no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any event of default other than a Guarantor Payment Default (a "Guarantor Non-payment Default") occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Guarantor Non-payment Default to the Trustee (a "Guarantor Default Notice"), then, unless and until all Guarantor Non-payment Defaults have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Payment Blockage Period (as defined below), during the 180 days after the delivery of such Guarantor Default Notice (the "Guarantor Payment Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. For all purposes of this Section 12.3(a), in no event will a Guarantor Payment Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Guarantor Payment Blockage Period may be commenced within any 360 consecutive days. No Guarantor Non-payment Default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Guarantor Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Guarantor Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Payment Blockage Period, that in either case, would give rise to a Guarantor Non-payment Default pursuant to any provisions under which a Guarantor Non-payment Default previously existed or was continuing shall constitute a new Guarantor Non-payment Default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.3(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

                  Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment to any kind or character with respect to the Obligations on the Securities.

                  SECTION 12.4. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purposes of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.2(a) or in Section
12.6 (PROVIDED that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.2(a) and Section 12.3). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                  SECTION 12.5. WHEN SECURITIES MUST BE PAID OVER. In the event that any payment is made on the Securities to the Trustee or the Holders that, because of this Article, should not have been so made or may not be paid over to the Holders, such payment shall be held by the Trustee or the Holders who receive such payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Guarantor Senior Debt remaining unpaid or their Representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Guarantor Senior Debt in full in cash or in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.

                  SECTION 12.6. NOTICES BY A GUARANTOR. Each Guarantor shall promptly notify the Trustee, each Paying Agent and the Representative of any facts known to such Guarantor that would cause a payment on the Securities to violate this Article, but failure to give such notice shall not affect the subordination provided in this Article of any Subsidiary Guarantee to holders of Guarantor Senior Debt. Without limiting the foregoing, if payment of the Securities is accelerated because of an Event of Default, the Guarantors shall promptly notify the Representative of the acceleration.

                  SECTION 12.7. SUBROGATION. After all Guarantor Senior Debt is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Debt of the respective Guarantors to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Article to holders of Guarantor Senior Debt which otherwise should have been made to Holders is not, as between a Guarantor and the Holders, payment by such Guarantor on Guarantor Senior Debt.

                  SECTION 12.8. RELATIVE RIGHTS. This Article defines the relative rights of Holders and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

                  (a) impair, as between a Guarantor and the Holders, the obligation of a Guarantor, which is absolute and unconditional, to make any payment in accordance with the terms of its Guarantee;

                  (b) affect the relative rights of Holders and creditors of a Guarantor other than holders of Guarantor Senior Debt; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Debt to receive prepayment, payments and distributions otherwise payable to Holders.

                  If a Guarantor fails because of this Article to pay the principal of (or premium, if any) or interest on a Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

                  SECTION 12.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE GUARANTOR. No right of any holder of Guarantor Senior Debt to enforce the subordination of the Obligation of a Guarantor pursuant to its Guarantee shall be impaired by (a) any act or failure to act by such Guarantor or by its failure to comply with this Indenture, (b) any release of any collateral or any guarantor or any Person or such Guarantor's obligations under Guarantor Senior Debt, (c) any amendment, supplement, extension, renewal, restatement or other modification of any Guarantor Senior Debt, (d) any settlement or compromise of any Guarantor Senior Debt, (e) the unenforceability of any of the Guarantor Senior Debt or (f) the failure of any holder of Guarantor Senior Debt to pursue claims against such Guarantor. The terms of the subordination provisions contained in this Article 12 will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to and in accordance with the provisions described in Article 8.

                  SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT. The Trustee or any Paying Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article. Only a Guarantor, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Guarantor Senior Debt that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Guarantor Senior Debt for payments made to Holders by a Guarantor or any Paying Agent unless such payments are made at the direction of the Trustee after receipt of such notice referred to above.

                  Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt. With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any holders of Guarantor Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Guarantor Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

                  The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee.

                  This Section is solely for the benefit of the Trustee and any Paying Agent and shall not limit the obligations of the Holders under Section 12.5.

                  SECTION 12.12. CONSENT OF HOLDERS OF GUARANTOR SENIOR DEBT. The provisions of this Article (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Guarantor Senior Debt, and no such amendment, waiver or modification shall become effective, unless the holders of such Guarantor Senior Debt shall have consented in writing (in accordance with the provisions of the Agreement governing such Guarantor Senior Debt) to such amendment, waiver or modification.

                  SECTION 12.13. CONTRACTUAL SUBORDINATION. This Article represents a bona fide agreement of contractual subordination pursuant to
Section 510(b) of the United States Bankruptcy Code.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

                  SECTION 13.2. NOTICES. Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to the Company, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

                  IF TO THE COMPANY OR ANY GUARANTOR:

                  Precision Partners, Inc.
                  5605 N. MacArthur Blvd.
                  Suite 760
                  Irving, Texas  75038
                  Attention:  Chief Financial Officer

                  With copies to:

                  Jones Day Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  Sandy Kaynor, Esq.

                  IF TO THE TRUSTEE:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Attention:  Corporate Trust Trustee Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed or sent by overnight courier or facsimile to a Securityholder shall be sent to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

                  Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                  SECTION 13.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee to the extent required by the TIA or this Indenture:

                  (1) an Officers' Certificate (which in connection with the original issuance of the Securities need only be executed by one Officer for the Company) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; PROVIDED, that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

                  SECTION 13.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Trustee shall provide the Company reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.8. LEGAL HOLIDAYS. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.9. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 13.10. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

                  SECTION 13.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind the Company's successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 13.14. SEVERABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        THE COMPANY:
                                        PRECISION PARTNERS, INC.


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Chief Financial Officer


                                        GUARANTORS:
                                        CERTIFIED FABRICATORS, INC.


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President


                                        GENERAL AUTOMATION, INC.


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President


                                        NATIONWIDE PRECISION PRODUCTS CORP


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President

                                        MID STATE MACHINE PRODUCTS


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President


                                        GALAXY INDUSTRIES CORPORATION


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President


                                        CALBRIT DESIGN, INC.


                                        By:  /s/ Ronald M. Miller
                                             ----------------------------------
                                             Name:  Ronald M. Miller
                                             Title: Vice President


                                        TRUSTEE:

                                        THE BANK OF NEW YORK,
                                          as Trustee


                                        By:  /s/ Remo J. Reale
                                             ----------------------------------
                                             Name:  Remo J. Reale
                                             Title: Assistant Vice President

                                                                       EXHIBIT A

                                FACE OF SECURITY


       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

       THIS NOTE (AND ANY GUARANTEE THEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY (NOR ANY GUARANTEE THEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLE BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICTED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OR TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNT BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRE-

SENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

No.
                                  $100,000,000
                     12% Senior Subordinated Notes Due 2009

                                                           CUSIP No.  740301 AA4

       PRECISION PARTNERS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on March 19, 2009.

       Interest Payment Dates: March 15 and September 15.

       Record Dates: March 1 and September 1.

       Additional provisions of this Security are set forth on the reverse side of this Security.

       IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        PRECISION PARTNERS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
Dated: March 19, 1999


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION


The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                        By: The Bank of New York,
                                            as Trustee

                                            ------------------------------------
                                            Authorized Signatory

Date of Authentication:
        March 19, 1999

                              REVERSE OF SECURITY

                     12% SENIOR SUBORDINATED note DUE 2009

1.     INTEREST

       PRECISION PARTNERS, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15th and September 15th of each year, commencing September 15, 1999. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from, March 19, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.     METHOD OF PAYMENT

       The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the applicable Registration Rights Agreement)) after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.     PAYING AGENT AND REGISTRAR

       Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.     INDENTURE

       The Company issued the Securities under an Indenture dated as of March 19, 1999 (the "Indenture"), among the Company, the Guarantors and the Trustee. This Security is one of a duly authorized issue of Initial Securities of the Company designated as its 12% Senior Subordinated Notes due 2009 (the "Initial Securities"). The Securities include the Initial Securities, the Exchange Securities (as defined in the Indenture) and the Unrestricted Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to the Initial Securities issued under the Indenture subsequent to the Issue Date, a registration agreement substantially identical to the Registration Rights Agreement with the Initial Purchasers. The Initial Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

       The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section
2.7 of the Indenture),

$100,000,000 aggregate principal amount of which was issued on the Issue Date. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and the Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

       To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed the Obligations on a SENIOR SUBORDINATED basis pursuant to the terms of the Indenture.

5.     OPTIONAL REDEMPTION

       Except as set forth in the following paragraph, the Securities are not redeemable before March 15, 2004. Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15th of the year set forth below:

       YEAR                                                      PERCENTAGE
       ----                                                      ----------
       2004 .................................................     106.000%
       2005 .................................................     104.000%
       2006 .................................................     102.000%
       2007 and thereafter ..................................     100.000%

       In addition, the Company must pay accrued and unpaid interest on the Securities redeemed.

       At any time, or from time to time, on or prior to March 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the Securities issued at a redemption price equal to 112.000% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that:

              (1) at least 65% of the principal amount of Securities originally issued remains outstanding immediately after any such redemption; and

              (2) the Company makes such redemption not more than 180 days after the consummation of any such Qualified Equity Offering.

       As used in the preceding paragraph, "Qualified Equity Offering" means a primary offering of Qualified Capital Stock, or rights, warrants or options to acquire Qualified Capital Stock, of the Company, Holdings or LLC in the United States of at least $25 million to Persons who are not Affiliates of the Company or Holdings; provided that, in the case of any such offering of Qualified Capital Stock of Holdings or LLC, all the net proceeds thereof necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Securities to be redeemed pursuant to the preceding paragraph are contributed to the Company.

6.     NOTICE OF REDEMPTION

       Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the re-demption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

7.     CHANGE OF CONTROL

       Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.     THE REGISTRATION RIGHTS AGREEMENT

       The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of [ ], 1999, among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

       In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC within 180 days after the Closing Date, (ii) the Exchange Offer Registration Statement has not been de-clared effective within 181 days after the Closing Date, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective within 210 days after the Closing Date, or
(iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest ("Special Interest") will accrue on this Security (in addition to the interest described above) from and including the date on which any Registration Default shall occur but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall Special Interest accrue at a rate in excess of 1.00% per annum.

9.     SUBORDINATION

       The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. In addition, each Guarantee is subordinated to Guarantor Senior Debt of the relevant Guarantor, as defined in the Indenture. The Company and each Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.    DENOMINATIONS; TRANSFER; EXCHANGE

       The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accor-dance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.    PERSONS DEEMED OWNERS

       The registered Holder of this Security may be treated as the owner of it for all purposes.

12.    UNCLAIMED MONEY

       If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.    DISCHARGE AND DEFEASANCE

       Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.    AMENDMENT, WAIVER

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

15.    DEFAULTS AND REMEDIES

              Under the Indenture, Events of Default include:

              (i) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

              (ii) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

              (iii) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

              (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after notice and the lapse of any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $7.5 million;

              (v) one or more judgments in an aggregate amount in excess of $7.5 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

              (vi) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case;

                     (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                     (D) makes a general assignment for the benefit of its creditors;

       or takes any comparable action under any foreign laws relating to insolvency;

              (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

                     (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary;

                     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

       (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days; or

              (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture).

       If an Event of Default occurs and is continuing (other than under clauses
(vi) or (vii)), the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. If an Event of Default pursuant to clause (vi) or

(vii) occurs, the Securities will become immediately due and payable due and payable immediately upon the occurrence of such Events of Default.

       Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.    TRUSTEE DEALINGS WITH THE COMPANY

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

17.    NO RECOURSE AGAINST OTHERS

       No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, a Guarantor or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

18.    GUARANTEES

       This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.    GOVERNING LAW

       The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

20.    AUTHENTICATION

       This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.    ABBREVIATIONS

       Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.    CUSIP NUMBERS

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of re-demption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made as follows:

               If to the Company:

               Precision Partners, Inc.
               5605 N. MacArthur Blvd.
               Suite 760
               Irving, Texas  75038
               Attention:  Chief Financial Officer

               If to the Trustee:

               The Bank of New York
               101 Barclay Street
               New York, New York  10286
               Attention:  Corporate Trust Trustee Administration

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                              Your Signature:
      ----------------------                       -----------------------------
                                                   Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.


Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)

       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

       In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [CHECK ONE]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  __   to an institutional "accredited investor" (as defined in
          Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __   pursuant to an effective registration statement under the Securities
          Act of 1933, as amended; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

       |_|    The transferee is an Affiliate of the Company.

       Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3),
(4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

       If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Date:                              Your Signature:
      ----------------------                       -----------------------------
                                                   (Sign exactly as name appears
                                                   on the other side of this
                                                   Security.)


Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)

       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


       The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -------------------           -------------------------------------------
                                     NOTICE:  To be executed by an executive
                                     officer

                       OPTION OF HOLDER TO ELECT PURCHASE


       If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box: |_|

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $

Date:                              Your Signature:
      ----------------------                       -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   the Security)


Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)

       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                                FACE OF SECURITY


       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR securities IN DEFINITIVE FORM, THIS security MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

No.

                                  $100,000,000
                     12% Senior Subordinated Notes Due 2009

                                                          CUSIP No.  [         ]

       PRECISION PARTNERS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on March 19, 2009. Interest Payment Dates: March 15 and September 15.

       Record Dates: March 1 and September 1.

       Additional provisions of this Security are set forth on the reverse side of this Security.

       IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        PRECISION PARTNERS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
Dated: March 19, 1999

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                        By:  The Bank of New York,
                                             as Trustee


                                        ----------------------------------------
                                        Authorized Signatory

Date of Authentication:
        March 19, 1999

                              REVERSE OF SECURITY

                     12% SENIOR SUBORDINATED NOTE DUE 2009

1.     INTEREST

       PRECISION PARTNERS, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15th and September 15th of each year, commencing September 15, 1999. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from, March 19, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.     METHOD OF PAYMENT

       The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the applicable Registration Rights Agreement)) after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.     PAYING AGENT AND REGISTRAR

       Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.     INDENTURE

       The Company issued the Securities under an Indenture dated as of March 19, 1999 (the "Indenture"), among the Company, the Guarantors and the Trustee. This Security is one of a duly authorized issue of Unrestricted Securities of the Company designated as its 12% Senior Subordinated Notes due 2009 (the "Unrestricted Securities"). The Securities include the 12% Senior Subordinated Notes due 2009 (the "Initial Securities"), the Exchange Securities (as defined in the Indenture) and the Unrestricted Securities, as defined below issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to the Initial Securities issued under the Indenture subsequent to the Issue Date, a registration agreement substantially identical to the Registration Rights Agreement with the Initial Purchasers. The Initial Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

       The Securities are unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

       To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed the Obligations on a SENIOR SUBORDINATED basis pursuant to the terms of the Indenture.

5.     OPTIONAL REDEMPTION

       Except as set forth in the following paragraph, the Securities are not redeemable before March 15, 2004. Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15th of the year set forth below:

       YEAR                                                  PERCENTAGE
       ----                                                  ----------
       2004 ..............................................    106.000%
       2005 ..............................................    104.000%
       2006 ..............................................    102.000%
       2007 and thereafter ...............................    100.000%

       In addition, the Company must pay accrued and unpaid interest on the Securities redeemed.

       At any time, or from time to time, on or prior March 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the Securities issued at a redemption price equal to 112.000% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that:

              (3) at least 65% of the principal amount of Securities originally issued remains outstanding immediately after any such redemption; and

              (4) the Company makes such redemption not more than 180 days after the consummation of any such Qualified Equity Offering.

       As used in the preceding paragraph, "Qualified Equity Offering" means a primary offering of Qualified Capital Stock, or rights, warrants or options to acquire Qualified Capital Stock, of the Company, Holdings or LLC in the United States of at least $25 million to Persons who are not Affiliates of the Company or Holdings; provided that, in the case of any such offering of Qualified Capital Stock of Holdings or LLC, all the net proceeds thereof necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Securities to be redeemed pursuant to the preceding paragraph are contributed to the Company.

6.     NOTICE OF REDEMPTION

       Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the re-demption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

7.     CHANGE OF CONTROL

       Upon the occurrence a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.     SUBORDINATION

       The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. In addition, each Guarantee is subordinated to Guarantor Senior Debt of the relevant Guarantor, as defined in the Indenture. The Company and each Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.     DENOMINATIONS; TRANSFER; EXCHANGE

       The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.    PERSONS DEEMED OWNERS

       The registered Holder of this Security may be treated as the owner of it for all purposes.

11.    UNCLAIMED MONEY

       If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.    DISCHARGE AND DEFEASANCE

       Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.    AMENDMENT, WAIVER

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.    DEFAULTS AND REMEDIES

              Under the Indenture, Events of Default include:

              (i) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

              (ii) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

              (iii) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

              (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after notice and the lapse of any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $7.5 million;

              (v) one or more judgments in an aggregate amount in excess of $7.5 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

              (vi) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case;

                     (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                     (D) makes a general assignment for the benefit of its creditors;

       or takes any comparable action under any foreign laws relating to insolvency;

              (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

                     (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary;

                     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

       (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days; or

              (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture).

       If an Event of Default occurs and is continuing (other than under clauses
(vi) or (vii)), the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. If an Event of Default pursuant to clause (vi) or (vii) occurs, the Securities will become immediately due and payable due and payable immediately upon the occurrence of such Events of Default.

       Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.    TRUSTEE DEALINGS WITH THE COMPANY

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16.    NO RECOURSE AGAINST OTHERS

       No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, a Guarantor or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

17.    GUARANTEES

       This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.    GOVERNING LAW

       The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.    AUTHENTICATION

       This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.    ABBREVIATIONS

       Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.    CUSIP NUMBERS

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made as follows:

       If to the Company:

       Precision Partners, Inc.
       5605 N. Mac Arthur Blvd.
       Suite 760
       Irving, Texas  75038
       Attention:  Chief Financial Officer

       If to the Trustee:

       The Bank of New York
       101 Barclay Street
       New York, New York  10286

       Attention:  Corporate Trust Trustee Administration

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:                              Your Signature:
      ----------------------                       -----------------------------
                                                   Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.


Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)


       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


       If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box: [ ]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $

Date:                              Your Signature:
      ----------------------                       -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   the Security)


Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)


       Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                         [             ], [    ]


[                        ]
[                        ]
[                        ]


Ladies and Gentlemen:

       In connection with our proposed purchase of 12% Senior Subordinated Notes due 2009 (the "Securities") of Precision Partners, Inc., a Delaware corporation (the "Company"), we confirm that:

              1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 16, 1999, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

              2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

              3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

              4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

              5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
       Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our invest-ment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

              6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

       You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

                                                           [           ], [    ]
[                  ]
[                  ]
[                  ]
[                  ]

       Re:    Precision Partners, Inc. (the "Company")
              12% Senior Subordinated Notes due 2009
              (the "Securities")
              ----------------------------------------


Ladies and Gentlemen:

       In connection with our proposed sale of $100,000,000 aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Securities was not made to a person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

       You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                                   Authorized Signature

                                                                       EXHIBIT E

                                   GUARANTEE


       For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 19, 1999, among Precision Partners, Inc., a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

       The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

       THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

       This Guarantee is subject to release upon the terms set forth in the Indenture.

       IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.




                                        CERTIFIED FABRICATORS, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        GENERAL AUTOMATION, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        NATIONWIDE PRECISION PRODUCTS CORP.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        MID STATE MACHINE PRODUCTS



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GALAXY INDUSTRIES CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        CALBRIT DESIGN, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: